CROWDGATHER, INC. ANNOUNCES RESULTS OF
2012 ANNUAL SHAREHOLDER MEETING

Woodland Hills, CA.  November 7, 2012 --- One of the leading networks of forum communities on the Internet, CrowdGather, Inc. (OTCQB:CRWG), is pleased to announce the results of its 2012 Annual Shareholder Meeting held on November 7, 2012 at CrowdGather’s corporate office in Woodland Hills, CA.  During CrowdGather’s Annual Shareholder Meeting, CrowdGather Chairman and CEO Sanjay Sabnani, Director Chuck Timpe, Director Jonathan R. Dariyanani and Director James A. Sacks were re-elected to serve on the Company's Board of Directors until the next shareholder meeting in November 2013.  The shareholders also ratified the selection of Q Accountancy Corporation as the Company's independent registered public accounting firm for the 2013 fiscal year.

“2012 has been a year of tremendous progress for our company and we are truly grateful for the continued support of our shareholders,” said Sanjay Sabnani, CrowdGather’s Chairman and CEO.  “We will continue to advance our business strategy as we endeavor to build a great company.”

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; general economic, industry and market sector conditions; the ability to generate increases revenues from the Company’s forums; the ability to obtain additional financing to implement the Company's long-term growth strategy; the ability to manage the Company's growth; the ability to develop and market new technologies to respond to rapid technological changes;competitive factors in the market(s) in which the Company operates; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:

Investor Contact:    Sanjay Sabnani
                                    Phone: 818-435-2472 x 101
                                    Email: sanjay@crowdgather.com